Exhibit 10.21

POSITIVEID CORPORATION
NON-QUALIFIED STOCK OPTION AWARD GRANTED UNDER THE
2011 STOCK INCENTIVE PLAN

Name of Option Recipient: [insert name of Grantee]

On [insert applicable date], the Company awarded you a stock option. You were granted an option to buy [insert applicable number] Shares of the Common Stock at the price of $[insert applicable amount] per Share on or after [insert vesting date], and on or before [insert expiration date]. [Where the option award is to vest in tranches, use the following sentence as a replacement for the one immediately prior: You were granted an option to buy [insert applicable number] Shares of the Common Stock at the price of $[insert applicable amount] per Share on or after the following dates—[insert number for first tranche] on [insert first vesting date]; [insert number for second tranche] on [insert second vesting date]; and [insert number for third tranche] on [insert third vesting date]—and no later than [insert expiration date]. If to vest over more than, or less than, three tranches, customize as necessary.]

IMPORTANT: By signing below, you agree to be bound by, and acknowledge receipt of, the attached Terms and Conditions of this Non-Qualified Stock Option Award and the PositiveID Corporation 2011 Stock Incentive Plan.

PositiveID Corporation
By:
Read and agreed to this
                     day of                                                             , 20__.

[insert name of Grantee]

TERMS AND CONDITIONS

NON-QUALIFIED STOCK OPTION AWARD GRANTED UNDER
POSITIVEID CORPORATION 2011 STOCK INCENTIVE PLAN

1.	Definitions

(a)	Committee	The Committee (or, in certain cases, its designees) who administers the Stock Option Plan

(b)	Company	PositiveID Corporation, a Delaware corporation

(c)	Grantee	The recipient of an Option Award

(d)	Option	The option granted by the Option Award

(e)	Option Award	The Non-Qualified Stock Option Award to which the Terms and Conditions are attached together with, except where the context requires otherwise, these Terms and Conditions

(f)	Stock Option Plan	PositiveID Corporation 2011 Stock Incentive Plan, as amended

All capitalized terms not otherwise defined herein shall have the meanings given to such terms by the Stock Option Plan.

2.	Evidence of Option Grant and Option not an Incentive Stock Option

The Option Award evidences a grant to the Grantee of an Option to purchase that number of Shares (“Optioned Shares”) of the Common Stock of the Company (“Stock”) set forth on the Option Award. The Grantee may exercise the Option as shown on the Option Award. In no event shall the Option or any part of the Option be exercisable after [insert expiration date] (the “Option Expiration Date”). The Option shall not be treated as an “Incentive Stock Option,” as defined in Section 422 of the Internal Code of 1986, as amended (“Code”).

3.	Exercise of Option

The Option shall be exercised by the Grantee delivering a written notice of exercise to the Company’s corporate headquarters at 1690 S. Congress Ave., Suite 201, Delray Beach, Florida 33445. This notice shall specify the number of Optioned Shares the Grantee then desires to purchase.

4.	Payment of Option Price

Payment for the Shares purchased under the Option shall be made to the Company in cash (including cashier’s check, bank draft or money order).

            In addition to the foregoing methods of payment, payment of the Option price may, at the discretion of the Committee, be made in whole or in part in other property, rights and credits, including the Grantee’s promissory note.

5.	Form of Notice of Exercise

The Grantee’s notice as required by Section 3 shall be signed by the Grantee and shall be in substantially the following form:

“I hereby exercise my Option to purchase                      Shares in accordance with my Option Award dated                                         ,                     , granted under the Company’s 2011 Stock Incentive Plan.
The aggregate Option price of the Shares I am purchasing is $                    . I hereby tender in payment of such price, my cashier’s check, bank draft or money order made payable to the Company in the amount of $                    .

If the Shares purchased have not been registered under the Securities Act of 1933, I hereby further represent to the Company that I am acquiring the                      Shares that I am purchasing solely for investment and solely for my own account and that I have no present intention of selling or offering for sale any of such Shares to any other person or persons.”

6.	Stock Certificates

Upon the exercise of the Option solely for cash or cash and property, rights and/or credits specifically permitted by the Committee, the Grantee shall be entitled to a certificate evidencing the Shares acquired upon exercise.

7.	Legends on Certificates

The certificate or certificates to be issued under Section 6 shall be issued as soon as practicable. Such certificate or certificates shall contain thereon a legend in substantially the following form if the Shares evidenced by such certificate have not been registered under the Securities Act of 1933, as amended:
“The shares represented by this certificate have not been registered under the Securities Act of 1933 or any applicable state law. They may not be offered for sale, sold, transferred or pledged without (1) registration under the Securities Act of 1933 and any applicable state law, or (2) at holder’s expense, an opinion (satisfactory to the Company) that registration is not required.”

The certificates shall also contain such other legends as may be appropriate or required by law, such as a legend relating to any stockholders’ agreement that may apply to the Shares.

8.	Termination of Employment; Nonassignability

	8.1	Voluntary Termination or Termination for Cause.

a.    If the Grantee’s Continuous Status as an Employee or Consultant voluntarily terminates prior to attainment of age 65, the Grantee will have a thirty (30) day period beginning on the date of termination during which the Grantee may exercise the Option, but only to the extent the Option is vested and exercisable on the date of termination. Any Option not exercised within such period shall terminate and the Grantee’s rights thereunder shall cease.

b.    If the Grantee’s Continuous Status as an Employee or Consultant is terminated by the Employer for “Cause”, as defined below, then the Grantee’s full interest in the Option shall terminate on the date of such termination of employment and all rights thereunder shall cease whether or not the Option is then exercisable.

I.     Whether a Grantee’s Continuous Status as an Employee or Consultant is terminated for Cause shall be determined by the Committee.

II.    Cause shall mean gross negligence, willful misconduct, flagrant or repeated violations of the Employer’s policies, rules or ethics, a material breach by the Grantee of any employment agreement between the Grantee and the Employer, intoxication, substance abuse, sexual or other unlawful harassment, disclosure of confidential or proprietary information, engaging in a business competitive with the Employer, or dishonest, illegal or immoral conduct.

8.2	Other Termination.

a.   Death, Disability or Retirement. If the Grantee’s Continuous Status as an Employee or Consultant is terminated for disability (as such term is defined in Section 22(e)(3) of the Code), death, or voluntary termination by the Grantee after attainment of age 65 (“Retirement”), such termination shall have no effect on his or her rights under the Option, regardless of whether the Option is then exercisable. The Option shall continue to vest and remain outstanding and exercisable until it expires by its terms.

b.   Termination by the Employer without Cause. If the Grantee’s Continuous Status as an Employee or Consultant is be terminated by the Employer without Cause, such termination shall have no effect on his or her rights under the Option, regardless of whether the Option is then exercisable. The Option shall continue to vest and remain outstanding and exercisable until it expires by its terms. The Grantee’s service as a Director shall be deemed to have been terminated without Cause if the Grantee ceases to serve in such a position solely due to the failure to be reelected or reappointed, as the case may be, and such failure is not a result of an act or omission which would constitute Cause.

8.3    Non-Transferability of Rights; Designation of Beneficiaries. The Option shall not be transferable by the Grantee otherwise than by will or the laws of descent and distribution or as provided in this Section 8.3. During the lifetime of the Grantee the Option shall be exercisable only by the Grantee. The Grantee, however, may file with the Company a written designation of a beneficiary or beneficiaries to exercise, in the event of death of the Grantee, the Option granted hereunder, subject to all of the provisions of this Section 8. A Grantee may from time to time revoke or change any such designation of beneficiary and any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the right of any such beneficiary to exercise the Option, the Committee may determine to recognize only an exercise by the personal representative of the estate of the Grantee, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

8.4    Deemed Termination of Employment and Transfer. If the Employer that employs the Grantee (or of which the Grantee is a Director) ceases to be an Employer, the Grantee’s Continuous Status as an Employee or Consultant shall be deemed to have been terminated by such Employer without Cause as of the date that it ceases to be an Employer. The transfer of a Grantee’s employment (or a Director’s service as a Director) from one Employer to another Employer shall not be deemed a termination of Continuous Status as an Employee or Consultant.

9.	Withholding

The Company or any Affiliate that employs the Grantee shall have the right to deduct any sums that federal, state or local tax law requires to be withheld with respect to the exercise of the Option, or as otherwise may be required by such laws. The Company or any such Affiliate may require as a condition to issuing Stock upon the exercise of the Option that the Grantee or other person exercising the Option pay to the Company any sum that federal, state or local tax law requires to be withheld with respect to such exercise or at 1690 S. Congress Avenue, Suite 201, Delray Beach, Florida 33445, prior to or concurrently with exercise. In the alternative, the Grantee or other person exercising the Option, may elect to have the necessary number of shares withheld, equal to the amount of the amount of tax required to be withheld. There is no obligation that the Grantee be advised of the existence of the tax or the amount which the employer corporation will be so required to withhold.

10.	Right to Exercise Acceleration

On or before the Option Expiration Date, the Option shall be immediately exercisable in full (if not already exercisable) upon a Change of Control.

11.	Stock Option Plan Controls

The Option Award and these Terms and Conditions are subject to all terms and provisions of the Stock Option Plan which is incorporated herein by reference. In the event of any conflict, the Stock Option Plan shall control over the Option Award and these Terms and Conditions.

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